UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 24, 2016

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On March 24, 2016, Solazyme, Inc. (the “Company”) entered into note exchange agreements (the “Exchange Agreements”) with certain holders (the “Holders”) of the Company’s 6.00% Convertible Senior Subordinated Notes due 2018 (the “2018 Notes”) and the Company’s 5.00% Convertible Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2018 Notes, the “Notes”) pursuant to which such Holders agreed to exchange (the “Exchange”) up to $18.5 million in aggregate principal amount of their Notes with the Company (consisting of $8.5 million in aggregate principal amount of 2018 Notes and $10 million in aggregate principal amount of 2019 Notes) for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Upon the Exchange, Notes in the principal amount surrendered in the Exchange will be cancelled, and the Holders will receive:

•	a base number of shares of Common Stock equal to the surrendered principal amount of Notes multiplied by the respective conversion rate of 121.124 shares of Common Stock per $1,000 principal amount of 2018 Notes and 75.7576 shares of Common Stock per $1,000 principal amount of 2019 Notes (the “Base Stock”);

•	an additional number of shares of Common Stock calculated as $83.33 per $1,000 of surrendered principal amount, divided by the volume-weighted average price per share of the Common Stock over an averaging period set forth in the applicable Exchange Agreement (the “Early Conversion Stock”); and

•	an additional amount of shares of Common Stock, calculated as $285.67 per $1,000 principal amount of surrendered 2018 Notes and $309.67 per $1,000 principal amount of surrendered 2019 Notes, divided by the volume-weighted average price per share of the Common Stock over an averaging period set forth in the applicable Exchange Agreement (the “Inducement Stock”).

The issuance of the Base Stock represents the satisfaction of the Company’s obligation to deliver shares of Common Stock upon conversion of the principal amount of the Notes surrendered pursuant to the applicable indenture relating to the Notes. The issuance of the Early Conversion Stock represents the satisfaction of the Company’s obligation to deliver the Early Conversion Payment (as defined in the applicable indenture relating to the Notes) upon conversion of the principal amount of the Notes surrendered. The issuance of the Inducement Stock represents an additional inducement to the Holders to exchange the principal amount of the Notes surrendered in the Exchange plus, in the case of the 2018 Notes, all accrued and unpaid interest on the principal amount of the 2018 Notes surrendered.

Pursuant to the Exchange Agreements, the volume-weighted average prices per share referred to above will not be less than $2.00. In addition, the principal amount of Notes exchanged will be reduced in proportion to the number of days, if any, during the applicable averaging period in which the volume-weighted average price per share of the Common Stock on such day is below $2.00 per share. The maximum number of shares to be issued under the Exchange is 5,320,379 shares of Common Stock. The settlement of up to $14 million principal amount of Notes in the Exchange is expected to occur on or before April 8, 2016, and the settlement of up to $4.5 million principal amount of Notes in the Exchange is expected to occur on April 15, 2016, in each case, subject to customary closing conditions.

The issuance of the Common Stock is being made in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC. (Registrant)

Date: March 25, 2016	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel